UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2023

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of CEA Industries Inc. (the “Company”) was held on December 18, 2023. At the Annual Meeting, the Company’s stockholders voted on the following four proposals:

●	Proposal 1: Election of five incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;
●	Proposal 2: Ratification of Sadler, Gibb & Associates as the reviewing independent accountants for the Company for fiscal year 2023;
●	Proposal 3: Authorization of the Board, at its discretion, at any time until June 30, 2024, to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than twenty -for-one; and
●	Proposal 4: Approval of any adjournment of the Annual Meeting, if necessary or appropriate, to permit solicitation of additional proxies to hold the meeting and approve the foregoing proposals

The Company disclosed via SEC Form 8K, on December 18, 2023, that Proposal 3 was not approved in the Annual Meeting. However, after discussion with Nevada legal counsel to the Company, it has been determined that Proposal 3 was in fact approved in the Annual Meeting under the State of Nevada law pursuant to a generally unpublished statutory revision that was adopted in May 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2024	CEA INDUSTRIES, INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer